Exhibit 99.1

Amneal Announces Move to Nasdaq

•	Nasdaq move will be effective on December 27, 2023

December 15, 2023

Bridgewater, N.J.– (BUSINESS WIRE) – Amneal Pharmaceuticals, Inc. (“Amneal”) (NYSE: AMRX) today announced that it will transfer its stock exchange listing to the Nasdaq Stock Market (“Nasdaq”) from the New York Stock Exchange (“NYSE”). The Company expects the Nasdaq listing to occur on December 27, 2023 and will continue to trade under the current symbol “AMRX”. Upon transferring, Amneal will become part of the Nasdaq Composite Index and Nasdaq Biotechnology Index.

“We are pleased to join the community of global pharmaceutical companies listed on Nasdaq. We would also like to thank the NYSE for supporting the company over the last five years since our initial listing,” said Tasos Konidaris, Executive Vice President and Chief Financial Officer. “Amneal is a highly innovative global pharmaceutical company with a large, diversified portfolio of essential medicines. We look forward to this new partnership with Nasdaq as we drive continued growth and value creation.”

About Amneal

Amneal Pharmaceuticals, Inc., headquartered in Bridgewater, NJ, is a fully integrated global pharmaceuticals company. We make healthy possible through the development, manufacturing, and distribution of a diverse portfolio of approximately 270 pharmaceutical products, primarily within the United States. In its Generics segment, the Company is expanding across a broad range of complex product categories and therapeutic areas, including injectables and biosimilars. In its Specialty segment, Amneal has a growing portfolio of branded pharmaceuticals focused primarily on central nervous system and endocrine disorders, with a pipeline focused on unmet needs. Through its AvKARE segment, the Company is a distributor of pharmaceuticals and other products for the U.S. federal government, retail, and institutional markets. For more information, please visit www.amneal.com.

Cautionary Statement on Forward-Looking Statements

Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the U.S. Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding our ability to transfer listing exchanges on the timeline anticipated or at all and other non-historical statements. Words such as “plans,” “expects,” “will,” “anticipates,” “estimates,” and similar words, or the negatives thereof, are intended to identify estimates and forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events, including with respect to future market conditions, company performance and financial results, operational investments, business prospects, new strategies and growth initiatives, the competitive environment, and other events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company.

Such risks and uncertainties include, but are not limited to: our ability to successfully develop, license, acquire and commercialize new products on a timely basis; the competition we face in the pharmaceutical industry from brand and generic drug product companies, and the impact of that competition on our ability to set prices; our ability to obtain exclusive marketing rights for our products; our ability to manage our growth through acquisitions and otherwise; our revenues are derived from the sales of a limited number of products, a substantial portion of which are through a limited number of customers; the continuing trend of consolidation of certain customer groups; our dependence on third-

party suppliers and distributors for raw materials for our products and certain finished goods; our ability to complete the proposed holding company reorganization on the anticipated timeline or at all and to realize the expected benefits of such reorganization; our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, and the impact of interest rate fluctuations on such indebtedness; our ability to secure satisfactory terms when negotiating a refinancing or other new indebtedness; our dependence on third-party agreements for a portion of our product offerings; legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives; risks related to federal regulation of arrangements between manufacturers of branded and generic products; our reliance on certain licenses to proprietary technologies from time to time; the significant amount of resources we expend on research and development; the risk of product liability and other claims against us by consumers and other third parties; risks related to changes in the regulatory environment, including U.S. federal and state laws related to healthcare fraud abuse and health information privacy and security and changes in such laws; changes to Food and Drug Administration product approval requirements; the impact of healthcare reform and changes in coverage and reimbursement levels by governmental authorities and other third-party payers; our potential expansion into additional international markets subjecting us to increased regulatory, economic, social and political uncertainties, including recent events affecting the financial services industry; our ability to identify, make and integrate acquisitions or investments in complementary businesses and products on advantageous terms; the impact of global economic, political or other catastrophic events; our ability to attract, hire and retain highly skilled personnel; our obligations under a tax receivable agreement may be significant; and the high concentration of ownership of our Class A Common Stock and the fact that we are controlled by the Amneal Group. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.

Investors Contact:

Anthony DiMeo

Head of Investor Relations

anthony.dimeo@amneal.com